UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) September 4, 2012 (August 30, 2012)

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

On August 30, 2012, E. I. du Pont de Nemours and Company ("DuPont") entered into a Purchase Agreement (the "Purchase Agreement") with Flash Bermuda Co. Ltd., a Bermuda exempted limited liability company (the "Buyer").  The Buyer was formed by affiliates of The Carlyle Group (the "Sponsor").  Subject to the terms and conditions of the Purchase Agreement, the Buyer has agreed to purchase certain subsidiaries and assets comprising the DuPont Performance Coatings business (the "Business") for $4.9 billion in cash and the assumption of certain liabilities of the Business, including approximately $250 million of unfunded pension liabilities (the "Transaction").  The purchase price is subject to certain adjustments pursuant to the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants by each party, including, among others, covenants with respect to the conduct by DuPont of the Business during the interim period between the execution of the Purchase Agreement and the completion of the Transaction (the "Closing") and certain actions DuPont agrees not to take during such interim period.

The Transaction is subject to customary closing conditions, including (1) the expiration or early termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of required clearances from the European Commission and certain other governmental antitrust authorities, (2) the absence of any statute, rule, regulation, executive order, decree, writ, judgment, preliminary or permanent injunction or restraining order prohibiting or restricting the consummation of the Transaction and (3) the absence of any change, event, circumstance, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a "Material Adverse Effect" (as defined in the Purchase Agreement).  Each party's obligation to consummate the Transaction is also subject to (x) the accuracy of the other party's representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers) and (y) the other party's performance and compliance in all material respects with its obligations and covenants required by the Purchase Agreement.

DuPont and the Buyer have agreed to use their respective reasonable best efforts to cause the Transaction to be consummated.  However, the Purchase Agreement also includes certain termination provisions in favor of both DuPont, on the one hand, and Buyer, on the other hand.  A termination of the Purchase Agreement by DuPont under certain specified circumstances, including a material breach by the Buyer that causes certain of the closing conditions not to be satisfied or a failure by the Buyer to consummate the Transaction if all of the conditions to the obligation of the Buyer to close the Transaction have been satisfied (other than those conditions that, by their nature are to be satisfied at the Closing), will entitle DuPont to receive from the Buyer a reverse termination fee equal to $330,750,000. Each of DuPont and the Buyer also has the right to terminate the Purchase Agreement if the Closing has not occurred on or before May 1, 2013.

The Buyer has obtained equity commitments from certain affiliates of the Sponsor and debt financing commitments from Barclays Bank PLC, Credit Suisse AG, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc.,  Deutsche Bank Trust Company Americas, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., Morgan Stanley & Co., LLC, UBS Loan Finance LLC, UBS Securities LLC and Jeffries Finance LLC. The obligations of the Buyer pursuant to the Purchase Agreement are not conditioned on receipt of this financing; however, the Buyer is not required to consummate the Transaction until after the completion of a 15-business day "Marketing Period" (as defined in the Purchase Agreement), which shall not commence prior to January 4, 2013, and if the Marketing Period has not commenced on or prior to January 22, 2013, Buyer has the right to terminate the Purchase Agreement for ten (10) business days thereafter.

Certain affiliates of the Sponsor have also agreed to guarantee certain obligations of the Buyer under the Purchase Agreement, on the terms and subject to the conditions set forth in their limited guarantees in favor of DuPont, dated August 30, 2012, which guarantees cover the payment of certain monetary obligations that may be owed by the Buyer pursuant to the Purchase Agreement, including any reverse termination fee and reimbursement obligations that may become payable by the Buyer.

Both DuPont and the Buyer have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations. In connection with the Transaction, DuPont and the Buyer (or entities that it will acquire in the Transaction) also will enter into certain additional ancillary agreements, including transition services agreements, an intellectual property license agreement and certain other commercial agreements.

A copy of the Purchase Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference.  The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding DuPont or its business as of the date of the Purchase Agreement or as of any other date.

Item 7.01     Regulation FD Disclosure

On August 30, 2012, DuPont and the Sponsor issued a press release announcing their entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.  The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits:

2.1	Purchase Agreement, dated as of August 30, 2012, by and between E. I. du Pont de Nemours and Company and Flash Bermuda Co. Ltd.*

99.1	Press Release dated August 30, 2012

* Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  DuPont hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

September 4, 2012

Exhibit Index

Exhibit No.	Exhibit
2.1	Purchase Agreement, dated as of August 30, 2012, by and between E. I. du Pont de Nemours and Company and Flash Bermuda Co. Ltd.*

99.1	Press Release dated August 30, 2012

* Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  DuPont hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.